Exhibit 99.1
Navitas Semiconductor Announces Third Quarter 2025 Financial Results

•Navitas 2.0 - strategic pivot to high-power markets with GaN and high-voltage SiC
•Key market focus on AI data center, performance computing, energy & grid infrastructure and industrial electrification
•Decisive actions and reallocation of resources to those high-growth, higher-margin markets

TORRANCE, CA – November 3rd, 2025 — Navitas Semiconductor (Nasdaq: NVTS), the industry leader in next-generation GaNFast™ gallium nitride (GaN) and GeneSiC™ high-voltage silicon carbide (SiC) power semiconductors, today announced unaudited financial results for the third quarter ended September 30, 2025.

“I’m excited to be leading the Navitas 2.0 team at this pivotal moment, as demand accelerates across high-power semiconductor markets for AI data centers, performance computing, energy and grid infrastructure, and industrial electrification,” said Chris Allexandre, President and CEO of Navitas. “Navitas’ decade-long technology leadership in gallium nitride (GaN), and high-voltage silicon carbide (SiC) strongly positions us to capitalize on these global megatrends. We are executing a strategic pivot from consumer and mobile markets to these fast-growing, more profitable, more sustainable higher-power segments. Our rapid and decisive actions around resource reallocation, product roadmap, and go-to-market changes are designed to deliver better results, enhance the scale and quality of our business and create long-term value for our customers, employees, and stockholders.”

3Q25 Financial Highlights
•Revenue: Total revenue was $10.1 million in the third quarter of 2025, compared to $21.7 million in the third quarter of 2024 and $14.5 million in the second quarter of 2025.
•Loss from Operations: GAAP loss from operations for the quarter was $19.4 million, compared to a loss of $29.0 million for the third quarter of 2024 and a loss of $21.7 million for the second quarter of 2025. On a non-GAAP basis, loss from operations for the quarter was $11.5 million compared to a loss of $12.7 million for the third quarter of 2024 and a loss of $10.6 million in the second quarter of 2025.
•Cash: Cash and cash equivalents of $150.6 million as of September 30, 2025.

Market, Customer and Technology Highlights:
•Navitas has been recognized by NVIDIA as a power semiconductor partner for its next-generation 800V DC architecture in AI factory computing. This collaboration highlights Navitas’ leadership in GaN and high-voltage SiC, the critical technologies enabling higher efficiency, greater power density, and superior performance from the utility grid all the way to the GPU.
•A newly introduced portfolio of 100V and 650V discrete GaNFast™ FETs, alongside our GaNSafe™ ICs and high-voltage, high-power SiC products, enable NVIDIA’s next-generation 800V DC AI factory power architecture and the rapid growth of high-power AI markets.
•Sampling new 2.3kV and 3.3kV high-voltage SiC modules to leading energy-storage and grid-infrastructure customers.

Near Term Business Outlook
•Fourth quarter 2025 net revenues are expected to be $7.0 million, plus or minus $0.25 million due the Company’s strategic decision to deprioritize low power, lower profit China mobile & consumer business, as well as streamline our distribution network and reduce channel inventory to pivot to higher power revenue and customers. Non-GAAP gross margin for the fourth quarter is expected to be 38.5% plus or minus 50 basis points, and non-GAAP operating expenses are expected to be approximately $15.0 million in the fourth quarter of 2025.

Navitas Q3 2025 Financial Results Conference Call and Webcast Information:
•When: Monday, November 3, 2025
•Time: 2:00 p.m. Pacific / 5:00 p.m. Eastern
•Toll Free Dial-in: (800) 715-9871 or (646) 307-1963, Conference ID: 1531951
•Live Webcast: https://edge.media-server.com/mmc/p/4ek9czdi.
•Replay: A replay of the call will be accessible from the Investor Relations section of the Company’s website at https://ir.navitassemi.com/.

Non-GAAP Financial Measures
This press release and statements in our public webcast include financial measures that are not calculated in accordance with generally accepted accounting principles (“GAAP”), which we refer to as “non-GAAP financial measures,” including (i) non-GAAP gross profit, (ii) non-GAAP gross margin, (iii) non-GAAP operating expense, (iv) non-GAAP research and development expense, (v) non-GAAP selling, general and administrative expense, (vi) non-GAAP loss from operations, (vii) non-GAAP operating margin, and (viii) non-GAAP net loss and net loss per share. Each of these non-GAAP financial measures are adjusted from GAAP results to exclude certain expenses which are outlined in the “Reconciliation of GAAP Results to Non-GAAP Financial Measures” tables below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance and enable comparison of financial trends and results between periods where certain items may vary independently of business performance. We believe these non-GAAP financial measures offer an additional view of our operations that, when coupled with the GAAP results and the reconciliations from corresponding GAAP financial measures, provide a more complete understanding of the results of operations. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
Cautionary Statement Regarding Forward-Looking Statements
This press release, including the paragraph headed “Near Term Business Outlook,” includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are attempts to predict or indicate future events or trends or similar statements that are not a reflection of historical fact. Forward-looking statements may be identified by the use of words such as “we expect” or “are expected to be,” “estimate,” “plan,” “project,” “forecast,” “intend,” “anticipate,” “believe,” “seek,” or other similar expressions. Forward-looking statements are made based on estimates and forecasts of financial and performance metrics, projections of market opportunity and market share and current indications of customer interest, all of which are based on various assumptions, whether or not identified in this press release. All such statements are based on current expectations of the management of Navitas and are not predictions of actual future performance. Forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions and expectations. Many actual events and circumstances that affect performance are beyond the control of Navitas, and forward-looking statements are subject to a number of uncertainties.

Our business is subject to certain risks that could materially and adversely affect our business, financial condition, results of operations, or the value of our securities. These and other risk factors are discussed in the Risk Factors section beginning on p. 15 of our annual report on Form 10-K for the year ended December 31, 2024, as updated in the Risk Factors section of our most recent quarterly report on Form 10-Q, and in other documents we file with the SEC. If any of these risks, as discussed in more detail in our SEC reports, materialize or if our assumptions underlying forward-looking statements prove to be incorrect, actual results could differ materially from the results implied by these forward-looking statements. Examples of some of these risk factors include:

•Risks Related to High-Power Markets: We recently announced an enhanced focus on AI data centers, performance computing, energy and grid infrastructure and industrial electrification, and a de-emphasis on mobile and consumer products. We may not successfully execute our strategic transition to these new markets and customer applications, which could adversely affect our business, results of operations, and financial condition. This strategic realignment entails significant operational, technical, and market risks. Our success in these markets depends on factors including our ability to (i) develop and scale semiconductor solutions that meet demanding power, efficiency, and performance requirements of our customers; (ii) compete against established incumbents with substantial R&D and manufacturing resources; (iii) anticipate rapidly evolving customer needs and technological standards in these high-power and high-performance segments; and (iv) secure design wins and long-term supply agreements in new and unfamiliar market segments.
•Market Acceptance and Addressable Market Uncertainty: The demand for our products, and our customers’ products, in new or emerging markets is difficult to forecast, as customer preferences may not be fully known and can evolve rapidly. Further, demand for our products depends on the acceptance of underlying new and developing system architectures. For example, our predictions for the use of GaN- and SiC-based products in 800V AI data center power applications depend on assumptions regarding the acceptance and growth of 800V systems themselves.
•Lack of Historical Data: In established markets, revenue projections can be supported by trends from prior periods. In contrast, there is little or no precedent for products aimed at new use cases, rendering traditional forecasting methods less reliable.
•Unpredictable Competitive Dynamics: To the extent our products reshape or create new market landscapes, the competitive environment may evolve in unexpected ways. For example, new competitors may emerge, or traditional competitors with established R&D and manufacturing resources, and long-standing customer relationships, may choose to offer competitive GaN or high-voltage SiC solutions.
•Cyclical and Volatile Industry Conditions: The semiconductor sector is known for cyclical volatility. This inherent unpredictability is amplified in new and emerging markets, where demand can swing sharply due to macroeconomic events, supply chain shocks, regulatory changes, or technology cycles.
•Other Risk Factors: Other risk factors include Navitas’ ability to predict revenues for the purpose of appropriately budgeting and adjusting Navitas’ expenses; Navitas’ ability to diversify its customer base and develop relationships in new markets or regions; the possibility that the expected growth of our business will not be realized, or will not be realized within expected time periods, due to the above factors as well as others, such as the failure to successfully integrate acquired businesses into our business and operational systems; the effect of acquisitions on customer and supplier relationships, or the failure to retain and expand those relationships; the success or failure of other business development efforts; Navitas’ financial condition and results of operations; Navitas’ ability to scale its technology into new markets and applications; the effects of competition on Navitas’ business, including actions of competitors with an established presence and resources in markets we hope to penetrate or by competitors to take market share in the markets we are deprioritizing; the level of demand in our customers’ end markets and our customers’ ability to predict such demand, both generally and with respect to successive generations of products or technology; Navitas’ ability to attract, train and retain key qualified personnel; changes in government trade policies, including the imposition of tariffs and the regulation of cross-border investments, particularly involving the United States and China; other regulatory developments in the United States, China and other countries; the impact of events such as epidemics and pandemics in locations where our products are manufactured and sold; and Navitas’ ability to protect its intellectual property rights.

Note Regarding Customer Pipeline and Design Wins

In our investor and other communications we may refer to the terms “customer pipeline” and “design wins” in discussions of potential future business opportunities. Each of these terms, together with information we may disclose about anticipated future business in relation to these terms, constitute “forward-looking statements” as described above and, accordingly, should be interpreted in light of related risks which, if materialized, could cause actual results to differ materially from those indicated from our view of customer pipeline and design wins today. More specifically, “customer pipeline” reflects estimated potential future business based on interest expressed by potential customers for qualified programs, stated in terms of estimated revenue that may be realized over the life of the customer’s end product. A “design win” reflects an end customer’s selection of a Navitas product for a specific production program, stated in terms of revenues that may be realized over the life of the customer’s end product. However, customer pipeline figures and design wins do not represent customer orders or forecasts, are not proxies for backlog or estimates of future revenue, and should not be considered as any other measure or indicator of financial performance. Rather, Navitas uses these terms to indicate the company’s current view of future potential business and related changes across various end markets. Time horizons vary based on product type and application. As a result, actual business realized will depend on several factors, including (i) whether potential customers ultimately choose the Navitas solution, (ii) the portion of the customer program awarded to the Navitas solution as compared to other sources in dual- or multiple-source cases, (iii) successful customer qualification of the selected solution, (iv) the time needed for customers to begin mass production, (v) the duration and pace of the customer’s ramp to full production, and (vi) strategic decisions of Navitas throughout the process based on expected revenues, margins and other factors relating to pipeline opportunities and design wins.

About Navitas
Navitas Semiconductor (Nasdaq: NVTS) is a next-generation power semiconductor leader in gallium nitride (GaN) and IC integrated devices, and high-voltage silicon carbide (SiC) technology, driving innovation across AI data centers, performance computing, energy and grid infrastructure, and industrial electrification. With more than 30 years of combined expertise in wide bandgap technologies, GaNFast™ power ICs integrate GaN power, drive, control, sensing, and protection, delivering faster power delivery, higher system density, and greater efficiency. GeneSiC™ high-voltage SiC devices leverage patented trench-assisted planar technology to provide industry-leading voltage capability, efficiency, and reliability for medium-voltage grid and infrastructure applications. Navitas has over 300 patents issued or pending and is the world’s first semiconductor company to be CarbonNeutral®-certified.

Navitas Semiconductor, GaNFast, GaNSense, GaNSafe, GeneSiC, and the Navitas logo are trademarks or registered trademarks of Navitas Semiconductor Limited or affiliates. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

Contact Information
Lori Barker, Investor Relations
ir@navitassemi.com

NAVITAS SEMICONDUCTOR CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP) - UNAUDITED
(dollars in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net revenues	$10,112	$21,681	$38,620	$65,324
Cost of revenues (exclusive of amortization of intangible assets included below)	6,281	13,069	27,154	39,207
Operating expenses:
Research and development	13,280	17,828	37,444	57,028
Selling, general and administrative	5,230	15,040	24,721	46,509
Amortization of intangible assets	4,735	4,717	14,203	14,265
Restructuring expense	—	—	1,469	—
Total operating expenses	23,245	37,585	77,837	117,802
Loss from operations	(19,414)	(28,973)	(66,371)	(91,685)
Other income (expense), net:
Interest income (expense), net	401	(39)	494	(109)
Dividend income	985	1,210	2,376	4,251
(Loss) Gain from change in fair value of earnout liabilities	(844)	9,171	(20,695)	42,920
Other income (expense), net	(59)	26	(4)	140
Total other income (expense), net	483	10,368	(17,829)	47,202
Loss before income taxes	(18,931)	(18,605)	(84,200)	(44,483)
Income tax provision (benefit)	(19)	125	111	256
Equity method investment loss	(322)	—	(827)	—
Net loss	$(19,234)	$(18,730)	$(85,138)	$(44,739)
Net loss per common share
Basic	$(0.09)	$(0.10)	$(0.43)	$(0.25)
Diluted	$(0.09)	$(0.10)	$(0.43)	$(0.25)
Shares used in per share calculation:
Basic	212,681	184,672	199,931	182,551
Diluted	212,681	184,672	199,931	182,551

RECONCILIATION OF GAAP RESULTS TO NON-GAAP FINANCIAL MEASURES - UNAUDITED
(dollars in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
RECONCILIATION OF GROSS PROFIT MARGIN
GAAP Net revenues	$10,112	$21,681	$38,620	$65,324
Cost of revenues (exclusive of amortization of intangibles)	(6,281)	(13,069)	(27,154)	(39,207)
Cost of revenues (amortization of intangibles)	(4,038)	(3,959)	(12,105)	(11,876)
GAAP Gross profit	(207)	4,653	(639)	14,241
GAAP Gross margin	(2.0)%	21.5%	(1.7)%	21.8%
Cost of revenues (amortization of intangibles)	4,038	3,959	12,105	11,876
Stock-based compensation expense	81	76	188	325
China SiC inventory reserve	—	—	3,174	—
Non-GAAP Gross profit	$3,912	$8,688	$14,828	$26,442
Non-GAAP Gross margin	38.7%	40.1%	38.4%	40.5%
RECONCILIATION OF OPERATING EXPENSES
GAAP Research and development	$13,280	$17,828	$37,444	$57,028
Stock-based compensation expenses	(4,991)	(6,267)	(8,465)	(20,075)
Organization transformation costs	—	—	(395)	—
Advanced R&D NRE Impairment	—	—	(2,238)	—
Non-GAAP Research and development	8,289	11,561	26,346	36,953
GAAP Selling, general and administrative	5,230	15,040	24,721	46,509
CEO transition costs	(2,462)	—	(2,462)	—
Stock-based compensation expenses*	4,605	(5,029)	2,127	(17,611)
Governance costs	—	—	(1,556)	—
Other expense	(221)	(137)	(434)	(1,523)
Non-GAAP Selling, general and administrative	7,152	9,874	22,396	27,375
Total Non-GAAP Operating expenses	$15,441	$21,435	$48,742	$64,328
RECONCILIATION OF LOSS FROM OPERATIONS
GAAP Loss from operations	$(19,414)	$(28,973)	$(66,371)	$(91,685)
GAAP Operating margin	(192.0)%	(133.6)%	(171.9)%	(140.4)%
Add: Stock-based compensation expenses included in:
Research and development	4,991	6,267	8,465	20,075
Selling, general and administrative	(4,605)	5,029	(2,127)	17,611
Cost of goods sold	81	76	188	325
Total	467	11,372	6,526	38,011
Amortization of acquisition-related intangible assets	4,735	4,717	14,203	14,265
CEO transition costs	2,462	—	2,462	—
China SiC inventory reserve	—	—	3,174	—
Advanced R&D NRE Impairment	—	—	2,238	—
Governance costs	—	—	1,556	—
Restructuring expense	—	—	1,469	—
Organization transformation costs	—	—	395	—
Other expense	221	137	434	1,523
Non-GAAP Loss from operations	$(11,529)	$(12,747)	$(33,914)	$(37,886)
Non-GAAP Operating margin	(114.0)%	(58.8)%	(87.8)%	(58.0)%
RECONCILIATION OF NET LOSS PER SHARE
GAAP Net loss	$(19,234)	$(18,730)	$(85,138)	$(44,739)
Adjustments to GAAP Net loss
Amortization of acquisition-related intangible assets	4,735	4,717	14,203	14,265
CEO transition costs	2,462	—	2,462	—
Loss (Gain) from change in fair value of earnout liabilities	844	(9,171)	20,695	(42,920)
Total stock-based compensation	467	11,372	6,526	38,011
Equity method investment loss	322	—	827	—
China SiC inventory reserve	—	—	3,174	—
Advanced R&D NRE Impairment	—	—	2,238	—
Governance costs	—	—	1,556	—
Restructuring expense	—	—	1,469	—
Organization transformation costs	—	—	395	—
Other expense	221	137	434	1,440
Non-GAAP Net loss	$(10,183)	$(11,675)	$(31,159)	$(33,943)
Average shares outstanding for calculation of non-GAAP Net loss per share (basic and diluted)	212,681	184,672	199,931	182,551
Non-GAAP Net loss per share (basic and diluted)	$(0.05)	$(0.06)	$(0.16)	$(0.19)
*For the three and nine months ended September 30, 2025, stock-based compensation expense is added back to selling, general and administrative (“SG&A”) expenses due to the reversal of approximately $8.5 million and $12.6 million related to forfeitures associated with the Company’s long-term incentive plan award as a result of employee terminations.

NAVITAS SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
	(Unaudited)
ASSETS	September 30, 2025	December 31, 2024
Current assets
Cash and cash equivalents	$150,551	$86,737
Accounts receivable, net	9,788	13,982
Inventories	14,665	15,477
Prepaid expenses and other current assets	3,834	4,070
Total current assets	178,838	120,266
Restricted cash	670	1,503
Property and equipment, net	14,373	15,421
Operating lease right of use assets	5,599	6,900
Finance lease right of use assets	848	—
Intangible assets, net	57,992	72,195
Goodwill	163,215	163,215
Other assets	8,672	10,478
Total assets	$430,207	$389,978
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and other accrued expenses	$14,058	$10,754
Accrued compensation expenses	6,343	8,623
Operating lease liabilities, current	1,817	1,767
Finance lease liabilities, current	319	—
Total current liabilities	22,537	21,144
Operating lease liabilities noncurrent	4,265	5,553
Finance lease liabilities noncurrent	538	—
Earnout liability	30,903	10,208
Deferred tax liabilities	371	441
Other noncurrent liabilities	608	4,619
Total liabilities	59,222	41,965
Stockholders' equity	370,985	348,013
Total liabilities and stockholders’ equity	$430,207	$389,978